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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended 1987 Stock Option Plan and the 1992 Restricted Stock Plan of BEI Medical Systems Company, Inc. (formerly BEI Electronics, Inc.) of our report dated November 13, 1998, with respect to the consolidated financial statements and schedule of BEI Medical Systems Company, Inc. included in its Annual Report (Form 10-K) for the year ended October 3, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
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Hackensack, New Jersey
June 8, 1999